As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-284926

Registration No. 333-285051

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1

TO

FORM S-3

REGISTRATION STATEMENTS

UNDER THE SECURITIES ACT OF 1933

OFFICE PROPERTIES INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	26-4273474 (I.R.S. Employer Identification Number)

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

(617) 219-1440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Donley

Chief Financial Officer and Treasurer

Office Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

(617) 219-1440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard E. Berkenblit

Shu Wei

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Office Properties Income Trust, a Maryland real estate investment trust, or the Registrant, is filing these Post-Effective Amendments, or these Post-Effective Amendments, to the following Registration Statements on Form S-3, or each a Registration Statement and together, the Registration Statements, which have been previously filed by the Registrant with the Securities and Exchange Commission, or the SEC, to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under the Registration Statements:

1.	Registration Statement No. 333-284926 on Form S-3 filed with the SEC on February 13, 2025, as amended by the Pre-Effective Amendment No. 1 thereto filed with the SEC on April 1, 2025; and

2.	Registration Statement No. 333-285051 on Form S-3 filed with the SEC on February 19, 2025, as amended by the Pre-Effective Amendment No. 1 thereto filed with the SEC on April 1, 2025.

On October 30, 2025, the Registrant and certain of its subsidiaries each commenced a voluntary case, or, collectively, the Chapter 11 Cases, under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Texas.

In connection with the Chapter 11 Cases, the Registrant has terminated any and all offerings and sales of securities pursuant to each Registration Statement. In accordance with the undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that have been registered for issuance and remain unsold at the termination of such offering, the Registrant hereby removes from registration any and all of such securities registered under such Registration Statement but unsold or unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 15, 2026.

OFFICE PROPERTIES INCOME TRUST
By:	/s/ Brian E. Donley
Brian E. Donley
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to Registration Statements on Form S-3 have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yael Duffy	Managing Trustee; President and Chief Executive Officer (principal chief executive officer)	May 15, 2026
Yael Duffy

/s/ Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 15, 2026
Brian E. Donley

/s/ Donna D. Fraiche	Independent Trustee	May 15, 2026
Donna D. Fraiche

/s/ Barbara D. Gilmore	Independent Trustee	May 15, 2026
Barbara D. Gilmore

/s/ William A. Lamkin	Independent Trustee	May 15, 2026
William A. Lamkin

/s/ Elena Poptodorova	Independent Trustee	May 15, 2026
Elena Poptodorova

/s/ Timothy R. Pohl	Independent Trustee	May 15, 2026
Timothy R. Pohl

/s/ Adam D. Portnoy	Managing Trustee	May 15, 2026
Adam D. Portnoy

/s/ Jeffrey P. Somers	Independent Trustee	May 15, 2026
Jeffrey P. Somers

/s/ Mark A. Talley	Independent Trustee	May 15, 2026
Mark A. Talley